                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        ------------------------------


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF l934

                                   eBay Inc.
                        ------------------------------
            (Exact name of registrant as specified in its charter)


              DELAWARE                                    77-0430924
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     2005 HAMILTON AVENUE, SUITE 350
             SAN JOSE, CA                                    95125
----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip Code)


If this Form relates to the registration of a       If this Form relates to the registration of a
class of securities pursuant to Section 12(b) of    class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to       the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following      General Instruction A.(d), check the following
box.                                        [_]     box.                                     [X]

 Securities Act registration statement file number to which this form relates:

                                   333-59097
                                   ---------


       Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE
                                     ----


       Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, $0.001 PAR VALUE PER SHARE
                   ----------------------------------------
                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-59097) as originally filed with the Securities and Exchange Commission on July 15, 1998, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the Registration
-----------------------
Statement, is hereby incorporated by reference in response to this item.


ITEM 2.  EXHIBITS.

         The following exhibits are filed herewith or incorporated herein by reference:

         Exhibit
         Number              Exhibit Title or Description
         ------              ----------------------------

         3.01 Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.01 to the Registration Statement).

         3.02 Certificate of Designation of Preferred Stock of Registrant (incorporated by reference to Exhibit
                             3.02 to the Registration Statement).

         3.03 Form of Certificate of Amendment of Certificate of Incorporation of the Registrant to be effective upon the effectiveness of the Registration Statement (incorporated by reference to Exhibit
                             3.03 to the Registration Statement).

         3.04 Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of this offering (incorporated by reference to Exhibit 3.04 to the Registration Statement).

         3.05 Bylaws of Registrant (incorporated by reference to Exhibit 3.05 to the Registration Statement).

         3.06 Form of Amended and Restated Bylaws of the Registrant, to be adopted prior to the closing of the offering (incorporated by reference to Exhibit
                             3.06 to the Registration Statement).

         3.07 Form of Certificate of Elimination of Series A, Series B and Series B1 Preferred Stock (incorporated by reference to Exhibit 3.07 to the Registration Statement).

         4.01 Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit
                             4.01 to the Registration Statement).

         4.02 Investor Rights Agreement, dated as of June 20, 1997 (incorporated by reference to Exhibit 4.02 to the Registration Statement).

        99.01 The description of Registrant's Common Stock set forth under the caption "Description of Capital Stock" on pages 69 through 72 of the Prospectus included in the Registration Statement.

                                       3
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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  August 20, 1998                 eBay Inc.



                                            /s/ Gary F. Bengier
                                        By:_______________________________
                                           Gary F. Bengier
                                           Chief Financial Officer

                                       4
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number          Exhibit Title or Description
------          ----------------------------

 3.01 Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.01 to the Registration Statement).

 3.02 Certificate of Designation of Preferred Stock of Registrant (incorporated by reference to Exhibit 3.02 to the Registration Statement).

 3.03 Form of Certificate of Amendment of Certificate of Incorporation of the Registrant to be effective upon the effectiveness of the Registration Statement (incorporated by reference to Exhibit
                3.03 to the Registration Statement).

 3.04 Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of this offering (incorporated by reference to Exhibit 3.04 to the Registration Statement).

 3.05 Bylaws of Registrant (incorporated by reference to Exhibit 3.05 to the Registration Statement).

 3.06 Form of Amended and Restated Bylaws of the Registrant, to be adopted prior to the closing of the offering (incorporated by reference to Exhibit 3.06 to the Registration Statement).

 3.07 Form of Certificate of Elimination of Series A, Series B and Series B1 Preferred Stock (incorporated by reference to
                Exhibit 3.07 to the Registration Statement).

 4.01 Form of Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

 4.02 Investor Rights Agreement, dated as of June 20, 1997 (incorporated by reference to Exhibit 4.02 to the Registration Statement).

99.01 The description of Registrant's Common Stock set forth under the caption "Description of Capital Stock" on pages 69 through 72 of the Prospectus included in the Registration Statement.